EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Vice President, Public Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports Second Quarter 2005 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – July 21, 2005 – Broadcom Corporation (Nasdaq: BRCM) today reported unaudited financial results for its second quarter ended June 30, 2005.

Net revenue for the second quarter of 2005 was $604.9 million, an increase of 9.9% from the $550.3 million reported for the first quarter of 2005 and a decrease of 5.7% from the $641.3 million reported for the second quarter of 2004. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the second quarter of 2005 was $15.1 million, or $.04 per share (diluted), compared with GAAP net income of $69.2 million, or $.19 per share (diluted), for the first quarter of 2005, and GAAP net income of $63.8 million, or $.18 per share (diluted), for the second quarter of 2004. The decrease in net income in the second quarter of 2005 as compared with the earlier periods was primarily attributable to approximately $110 million of settlement costs incurred during the quarter related to Broadcom’s agreement to settle the securities class action litigation pending against the company and certain of its current and former officers and directors.

Net revenue for the six months ended June 30, 2005 was $1.155 billion, a decrease of 4.9% from the $1.215 billion reported for the six months ended June 30, 2004. GAAP net income for the six months ended June 30, 2005 was $84.2 million, or $.23 per share (diluted), compared with a GAAP net income of $103.7 million, or $.30 per share (diluted), for the six months ended June 30, 2004. The 2005 six month net income was also reduced by the settlement costs described above.

Broadcom reports net income and basic and diluted net income per share in accordance with GAAP and supplementally on a non-GAAP basis, referred to as pro forma non-GAAP. Broadcom’s presentation of

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Broadcom Reports Second Quarter 2005 Results

pro forma non-GAAP financial information excludes certain charges related to acquisitions, stock-based compensation expense, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects of the foregoing adjustments. Stock-based compensation expense includes the impact of restricted stock units and certain other equity compensation instruments issued by Broadcom as well as stock options and restricted stock assumed in acquisitions. Both GAAP and pro forma non-GAAP net income per share include the dilutive effects of shares issued or issuable under Broadcom’s stock-based compensation programs in the computation of weighted average shares outstanding.

Pro forma non-GAAP net income for the second quarter of 2005, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $122.2 million, or $.34 per share (diluted). This amount reflects a reduction in Broadcom’s effective pro forma tax rate from the prior rate of 20% used in the first quarter of 2005 to its current rate of 10%. This reduction, driven primarily by a more favorable geographic mix in worldwide revenue as well as a recent reduction in the company’s non-US tax rates, resulted in a positive impact on pro forma non-GAAP net income per share (diluted) of $.04 per share for the second quarter of 2005. Broadcom reported pro forma non-GAAP net income of $81.6 million, or $.23 per share (diluted), for the first quarter of 2005, and pro forma non-GAAP net income of $121.9 million, or $.35 per share (diluted), for the second quarter of 2004. A reconciliation of GAAP net income to pro forma non-GAAP net income for the three months ended June 30, 2005 and 2004 appears in the financial statements portion of this release.

Pro forma non-GAAP net income for the six months ended June 30, 2005, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $203.8 million, or $.56 per share (diluted). This amount, which also reflects the reduction in the effective pro forma non-GAAP tax rate referenced above, compares with pro forma non-GAAP net income of $220.7 million, or $.64 per share (diluted), for the six months ended June 30, 2004. A reconciliation of GAAP net income to pro forma non-GAAP net income for the six months ended June 30, 2005 and 2004 appears in the financial statements portion of this release.

Broadcom believes pro forma non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses it to supplement its GAAP

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Broadcom Reports Second Quarter 2005 Results

reporting in evaluating operations, managing and benchmarking performance, and determining a portion of bonus compensation. Broadcom has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results and to illustrate the results of operations giving effect to such pro forma non-GAAP adjustments. The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

“Broad-based strength in each of our major target markets enabled Broadcom to achieve better second quarter results than we were expecting,” said Scott McGregor, Broadcom’s President and Chief Executive Officer. “Revenue in each of our major businesses increased 8% to 15% on a sequential quarterly basis, highlighting the strength of Broadcom’s diverse products and end markets. We also generated strong cash flow from operations, which enabled us to continue to invest in new growth initiatives as well as to fund repurchases of our Class A common stock, both of which serve our goal of increasing shareholder value over the long term.”

“Broadcom’s broad communications IC product and patent portfolios enable our customers to deliver unique products to a wide range of markets to handle voice, video and data processing and transmission, over wired and wireless networks,” said Mr. McGregor. “Looking forward, we intend to continue to deliver new features and functions into our existing markets and to enter new markets that will leverage our core wired and wireless voice, video and data capabilities.”

Selected Highlights of the Quarter

     Following are some of the key customer, product and technology highlights from Broadcom’s second quarter:

•	Samsung became the first cell phone provider to wirelessly stream stereo music from a phone to a stereo headset using Broadcom’s Bluetooth® silicon and 14 software profiles and a stack that work together to provide an unparalleled user experience, allowing the headset to be a remote control for audio, video and incoming calls.

•	Broadcom expanded its ADSL2+ product offering to enable telecommunications service providers to offer new “triple play” services, such as voice, video and data, while also participating with Alcatel, France Telecom, and TANDBERG in the world’s first

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Broadcom Reports Second Quarter 2005 Results

demonstration of MPEG-4 compressed, high definition (HD) live TV over an operational ADSL2+ network.

•	To accelerate the evolution of Ethernet networking, Broadcom introduced several additions to its StrataXGS™ III product family, including switches with new features and functions such as IP Phone applications and wireless LAN (WLAN) switching, for the small-to-medium sized business (SMB) market, as well as a scalable carrier-grade Ethernet router solution.

•	To enable a seamless upgrade from entry-level to more advanced enterprise-class RAID feature sets, Broadcom introduced the industry’s only software upgrade model for adding higher RAID5 functionality without taking the system offline to replace older RAID cards with newer RAID cards with increased functionality.

A more comprehensive review of highlights from the quarter may be found on the Investors section of Broadcom’s website at www.broadcom.com/investors.

As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2005 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on Thursday, August 4, 2005.

About Broadcom
Broadcom Corporation is a global leader in wired and wireless broadband communications semiconductors. Our products enable the convergence of high-speed data, high definition video, voice and audio at home, in the office and on the go. Broadcom provides manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices with the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions. These solutions support our core mission: Connecting everything®.

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Broadcom Reports Second Quarter 2005 Results

Broadcom is one of the world’s largest fabless semiconductor companies, with annual revenue of more than $2 billion. The company is headquartered in Irvine, Calif., with offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our future reported GAAP-based results will be affected by the implementation of new accounting rules related to the expensing of stock options, commencing in 2006. Other important factors that may affect Broadcom’s business, results of operations and financial condition include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict; our ability to scale our operations in response to changes in demand for our existing products and services or demand for new products requested by our customers; intellectual property disputes and customer indemnification claims and other types of litigation risk; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a cost-effective and timely manner; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the gain or loss of a key customer, design win or order; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards and to identify opportunities in new markets; the quality of our products and any remediation costs; our dependence on a few significant customers for a substantial portion of our revenue; our ability to develop new sources of revenue to replace lost revenue from our declining Intel processor-based server chipset business; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; changes in our product or customer mix; the volume of our product sales and pricing concessions on

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Broadcom Reports Second Quarter 2005 Results

volume sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the effectiveness of our expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo and StrataXGS III™ are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Bluetooth® is a trademark of the Bluetooth SIG. Any other trademarks or trade names mentioned are the property of their respective owners.

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Broadcom Reports Second Quarter 2005 Results

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenue	$604,861	$641,299	$1,155,206	$1,214,705

Cost of revenue(1)	283,061	316,879	548,809	599,689
Cost of revenue – stock-based compensation	394	600	762	1,271

Gross profit	321,406	323,820	605,635	613,745

Operating expense:
Research and development(1)	143,719	124,782	282,564	243,731
Research and development – stock-based compensation	9,915	19,104	16,940	43,160

Selling, general and administrative(1)	57,614	55,452	112,110	107,547
Selling, general and administrative – stock-based compensation	4,239	2,789	8,140	6,490

Amortization of purchased intangible assets	1,040	831	1,952	831
Settlement costs	110,000	13,500	110,000	32,500
In-process research and development	—	24,244	6,652	26,504
Impairment of intangible assets	—	—	—	18,000

Income (loss) from operations	(5,121)	83,118	67,277	134,982
Interest income, net	10,678	2,714	18,636	4,617
Other income (expense), net	679	592	777	(400)

Income before income taxes	6,236	86,424	86,690	139,199
Provision (benefit) for income taxes	(8,825)	22,585	2,447	35,496

Net income	$15,061	$63,839	$84,243	$103,703

Net income per share (basic)	$.04	$.20	$.25	$.33

Net income per share (diluted)	$.04	$.18	$.23	$.30

Weighted average shares (basic)	334,902	316,691	333,186	312,855

Weighted average shares (diluted)	363,197	352,359	360,645	347,478

(1)	Excludes stock-based compensation, which is presented separately by respective expense category. Stock-based compensation expense includes the impact of restricted stock units (RSUs) and certain other equity compensation instruments issued by Broadcom as well as stock options and restricted stock assumed in acquisitions. RSUs are share awards that entitle the holder to receive freely tradable shares of Broadcom’s Class A Common Stock upon vesting. Generally, RSUs vest on a quarterly basis over sixteen quarters from the date of grant.

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Broadcom Reports Second Quarter 2005 Results

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net income to pro forma non-GAAP net income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
GAAP net income	$15,061	$63,839	$84,243	$103,703

Stock-based compensation:
Restricted stock units issued by Broadcom	8,401	—	13,559	—
Stock options and restricted stock assumed in acquisitions and other equity compensation instruments issued by Broadcom.	6,147	22,493	12,283	50,921

Additional acquisition-related items:
Amortization of purchased intangible assets:
Cost of revenue	3,244	3,354	5,534	5,446
Other operating expense	1,040	831	1,952	831
In-process research and development	—	24,244	6,652	26,504
Impairment of intangible assets	—	—	—	18,000

Employer payroll tax on certain stock option exercises:
Cost of revenue	65	145	88	207
Research and development	564	1,026	787	1,847
Selling, general and administrative	186	661	352	984

Settlement costs	110,000	13,500	110,000	32,500
Non-operating gains	(150)	(285)	(175)	(607)
Income tax effects	(22,398)	(7,892)	(31,524)	(19,670)

Pro forma non-GAAP net income	$122,160	$121,916	$203,751	$220,666

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Broadcom believes pro forma non-GAAP reporting, giving effect to the adjustments shown in the above reconciliation, provides meaningful information and therefore uses it to supplement its GAAP reporting in evaluating operations, managing and benchmarking performance, and determining a portion of bonus compensation. Both GAAP and pro forma non-GAAP net income per share include the dilutive effects of shares issued or issuable under Broadcom’s stock-based compensation programs in the computation of weighted average shares outstanding. Broadcom has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results and to illustrate the results of operations giving effect to the pro forma non-GAAP adjustments shown in the above reconciliation.

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Broadcom Reports Second Quarter 2005 Results

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net revenue	$604,861	$641,299	$1,155,206	$1,214,705
Cost of revenue	279,752	313,380	543,187	594,036

Gross profit	325,109	327,919	612,019	620,669
Operating expense:
Research and development	143,155	123,756	281,777	241,884
Selling, general and administrative	57,428	54,791	111,758	106,563

Income from operations	124,526	149,372	218,484	272,222
Interest income, net	10,678	2,714	18,636	4,617
Other income (expense), net	529	307	602	(1,007)

Income before income taxes	135,733	152,393	237,722	275,832
Provision for income taxes	13,573	30,477	33,971	55,166

Pro forma non-GAAP net income	$122,160	$121,916	$203,751	$220,666

Pro forma non-GAAP net income per share (basic)	$.36	$.38	$.61	$.71

Pro forma non-GAAP net income per share (diluted)	$.34	$.35	$.56	$.64

Weighted average shares (basic)	334,902	316,691	333,186	312,855

Weighted average shares (diluted)	363,197	352,359	360,645	347,478

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the attached reconciliation. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The pro forma non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Broadcom believes pro forma non-GAAP reporting, giving effect to the adjustments shown in the attached reconciliation, provides meaningful information and therefore uses it to supplement its GAAP reporting in evaluating operations, managing and benchmarking performance, and determining a portion of bonus compensation. Both GAAP and pro forma non-GAAP net income per share include the dilutive effects of shares issued or issuable under Broadcom’s stock-based compensation programs in the computation of weighted average shares outstanding. Broadcom has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results and to illustrate the results of operations giving effect to the pro forma non-GAAP adjustments shown in the attached reconciliation.

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Broadcom Reports Second Quarter 2005 Results

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Operating activities
Net income	$15,061	$63,839	$84,243	$103,703
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,265	19,058	27,778	40,911
Stock-based compensation:
Restricted stock units issued by Broadcom	8,401	—	13,559	—
Stock options and restricted stock assumed in acquisitions and other equity compensation instruments issued by Broadcom	6,147	22,493	12,283	50,921
Additional acquisition-related items:
Amortization of purchased intangible assets	4,284	4,185	7,486	6,277
In-process research and development	—	24,244	6,652	26,504
Impairment of intangible assets	—	—	—	18,000
Tax benefit realized from stock plans	—	20,844	—	32,643
Change in operating assets and liabilities:
Accounts receivable	(35,695)	(41,998)	(37,848)	(56,018)
Inventory	(25,114)	(62,342)	(4,728)	(103,530)
Prepaid expenses and other assets	(13,512)	30,598	(10,622)	(14,354)
Accounts payable	20,111	35,753	40,119	47,701
Other accrued liabilities	86,144	(5,259)	91,269	36,757

Net cash provided by operating activities	79,092	111,415	230,191	189,515

Investing activities
Purchase of property and equipment, net	(5,376)	(10,883)	(13,430)	(19,399)
Net cash paid for acquisitions	—	(60,074)	(24,028)	(69,932)
Purchases of strategic investments, net	14	(2,950)	(105)	(5,166)
Net purchases of marketable securities	(88,104)	(59,805)	(116,476)	(130,026)

Net cash used in investing activities	(93,466)	(133,712)	(154,039)	(224,523)

Financing activities
Payment on assumed debt and other obligations	—	(957)	(2,482)	(957)
Net proceeds from issuance of common stock	71,267	130,524	99,546	196,318
Repurchases of Class A common stock	(18,240)	—	(18,240)	—

Net cash provided by financing activities	53,027	129,567	78,824	195,361

Increase in cash and cash equivalents	38,653	107,270	154,976	160,353
Cash and cash equivalents at beginning of period	974,915	611,752	858,592	558,669

Cash and cash equivalents at end of period	$1,013,568	$719,022	$1,013,568	$719,022

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	June 30,	March 31,	December 31,
	2005	2005	2004
		(In thousands)
Cash and cash equivalents	$1,013,568	$974,915	$858,592
Short-term marketable securities	390,590	310,123	324,041
Long-term marketable securities	142,845	135,208	92,918

	$1,547,003	$1,420,246	$1,275,551

Increase from prior quarter end	$126,757

Increase from prior year end	$271,452

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Broadcom Reports Second Quarter 2005 Results

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$1,013,568	$858,592
Short-term marketable securities	390,590	324,041
Accounts receivable, net	243,791	205,135
Inventory	134,065	128,294
Prepaid expenses and other current assets	71,499	68,380

Total current assets	1,853,513	1,584,442
Property and equipment, net	93,330	107,160
Long-term marketable securities	142,845	92,918
Goodwill	1,083,385	1,062,188
Purchased intangible assets, net	14,960	17,074
Other assets	30,167	22,057

Total assets	$3,218,200	$2,885,839

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$218,574	$171,248
Wages and related benefits	49,633	42,697
Deferred revenue	1,830	3,648
Accrued liabilities	372,784	279,507

Total current liabilities	642,821	497,100
Long-term liabilities	18,035	22,753
Commitments and contingencies
Shareholders’ equity	2,557,344	2,365,986

Total liabilities and shareholders’ equity	$3,218,200	$2,885,839

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